EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


          We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-21735 and No. 33-350293) of KSW, Inc. of our report dated February 19, 2003, except for Notes 14 and 15 for which date is March 19, 2004 which appears on page F-2, relating to the consolidated financial statements which are included in this Amendment No. 1 to the Annual Report on Form 10-K/A.



      Rosen, Seymour, Shapss, Martin & Company


      New York, New York
      March 19, 2004